Exhibit 99.1

FOR IMMEDIATE RELEASE

Sonic Automotive, Inc. Posts All-Time Record Pre-Owned Unit Sales and Q1 Record Pre-Owned Gross Profits

CHARLOTTE, N.C. – April 22, 2014 – Sonic Automotive, Inc. (NYSE: SAH), one of the nation’s largest automotive retailers, today reported 2014 first quarter earnings from continuing operations of $20.0 million compared to $21.7 million in the prior year quarter. Continuing operations earnings per diluted share were $0.38 in the first quarter of 2014 compared to $0.41 in the prior year quarter. Sonic estimates that first quarter 2014 weather events in the southeast negatively affected continuing operations earnings per diluted share by approximately $0.02. Expenses attributable to Sonic’s stand-alone pre-owned store initiative also reduced continuing operations earnings per diluted share by an additional $0.02 in the first quarter of 2014.

Q1 2014 Highlights:

•	All-time record pre-owned unit sales of 27,657 in Q1 2014

•	Record Q1 pre-owned gross profit of $40.7 million in 2014

•	Pre-owned unit sales per store per month reached 90 units in Q1 2014

•	Q1 2014 fixed operations revenue up $22.1 million, or 7.5% over the prior year quarter

•	Record Q1 fixed operations gross profit of $152.1 million, up $7.9 million over the prior year quarter

B. Scott Smith, the Company’s President, noted, “We have been very busy in the first quarter. I’m happy with the progress we have made in both pre-owned and in our customer experience initiatives. We are very excited about the opening of our pre-owned stores in Denver expected in the fourth quarter 2014. Our collection of highly skilled professionals, operational playbooks and state-of-the-art technology will provide us with a competitive advantage over others in this pre-owned space.”

“With our customer experience initiative (One-Sonic One-Experience), we intend on helping the retail automotive industry change toward the way current and future consumers want to shop for cars and trucks. Our goal is to provide options to customers that are enjoyable, transparent and consistent with their lifestyles. We plan on beginning the roll out this new shopping experience to our customers in the Charlotte, North Carolina market in the third quarter of 2014, and we will launch the customer experience initiative in other markets after the Charlotte roll out is complete.”

“We would also like to reiterate our targeted range of diluted earnings per share from continuing operations for full year 2014 of $1.95 to $2.05. This range includes an expected $0.14 per diluted share effect related to costs of our stand-alone pre-owned initiative. Excluding the anticipated effects of this initiative, our targeted range of diluted earnings per share from continuing operations for full year 2014 is $2.09 to $2.19.”

Jeff Dyke, Sonic’s EVP of Operations, stated, “We continue to demonstrate our ability to operate and grow in the pre-owned space at record levels. Compared to the prior year quarter, we were able to grow pre-owned unit sales by 4.5% and pre-owned gross profit by 7.0%. In addition, our fixed operations teams were able to achieve record results despite the weather issues that plagued many of our southeastern stores during the quarter. We achieved fixed operations revenue and gross profit growth over the prior year quarter of 7.5% and 5.5%, respectively. While new retail unit volumes were relatively flat compared to the prior year quarter, we were able to increase our gross profit per unit to $2,191, up $58 per unit versus Q1 2013. We continue to make progress on our One-Sonic One-Experience and stand-alone pre-owned store projects, which are all on track. While the weather caused a slowdown in January and February, we still beat our internal forecast for Q1 2014, and we remain on track to achieve our EPS target for the full year.”

“We continue testing our True Price® pricing methodology. This quarter we began to see two things happen – as the market grew stronger, our share stabilized, and we grew market share sequentially over the prior quarter and we were able to grow new car margin by $58 per retail unit. This marks the first time in over a year of adjusting our model that both share and margin grew together in the quarter. As we move toward our One-Sonic One-Experience launch, we expect to gain significant market share as customers benefit from the entire complement of our new shopping experience. Bottom line, when we fully implement One-Sonic One-Experience, we will offer the automobile buying community a shopping experience that no other competitor in our industry can offer, or will be able to offer, for several years to come.”

First Quarter Earnings Conference Call

Senior management will host a conference call today at 10:00 A.M. (Eastern) to discuss the quarter’s results. To access the live broadcast of the call over the Internet go to: www.sonicautomotive.com, then click on “Our Company”, then “Investor Relations”, then “Earnings Conference Calls”.

Presentation materials for the conference call can be accessed on the Company’s website at www.sonicautomotive.com by clicking on the “Investor Relations” tab under “Our Company” and choosing “Webcasts & Presentations”.

The conference call will also be available live by dialing in 10 minutes prior to the start of the call at:

Domestic: 1.877.450.3867

International: 1.706.643.0958

Conference ID: 76537421

A conference call replay will be available one hour following the call for seven days and can be accessed by calling:

Domestic: 1.855.859.2056

International: 1.404.537.3406

Conference ID: 76537421

About Sonic Automotive

Sonic Automotive, Inc., a Fortune 500 company based in Charlotte, N.C., is one of the nation’s largest automotive retailers. Sonic can be reached on the web at www.sonicautomotive.com.

Included herein are forward-looking statements, including statements with respect to anticipated earnings per share from continuing operations, expected expense impacts of our company’s stand-alone pre-owned store initiative, anticipated growth in new vehicle sales, and anticipated future success and impacts from the implementation of our planned customer experience and stand-alone pre-owned store initiatives. There are many factors that affect management’s views about future events and trends of the Company’s business. These factors involve risk and uncertainties that could cause actual results or trends to differ materially from management’s view, including without limitation, economic conditions in the markets in which we operate, new and used vehicle industry sales volume, the success of our operational strategies, the rate and timing of overall economic recovery or decline, and the risk factors described in the Company’s annual report on Form 10-K for the year ending December 31, 2013. The Company does not undertake any obligation to update forward-looking information.

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Contact:	Heath Byrd, Chief Financial Officer (704) 566-2400
C.G. Saffer, Vice President and Chief Accounting Officer (704) 566-2439

Sonic Automotive, Inc.

Results of Operations (Unaudited)

	First Quarter Ended March 31, 2014	First Quarter Ended March 31, 2013
	(In thousands, except per share and unit data)
Revenues:
New retail vehicles	$1,112,291	$1,101,109
Fleet vehicles	34,329	41,947

Total new vehicles	1,146,620	1,143,056
Used vehicles	559,816	526,182
Wholesale vehicles	41,598	51,792

Total vehicles	1,748,034	1,721,030
Parts, service and collision repair	318,771	296,642
Finance, insurance and other, net	69,581	65,494

Total revenues	2,136,386	2,083,166
Gross profit	329,000	313,020
Selling, general and administrative expenses	(263,973)	(245,824)
Impairment charges	(3)	(15)
Depreciation and amortization	(14,381)	(12,134)

Operating income (loss)	50,643	55,047
Other income (expense):
Interest expense, floor plan	(4,689)	(5,213)
Interest expense, other, net	(13,818)	(14,359)
Other income (expense), net	97	95

Total other income (expense)	(18,410)	(19,477)

Income (loss) from continuing operations before taxes	32,233	35,570
Provision for income taxes - benefit (expense)	(12,249)	(13,873)

Income (loss) from continuing operations	19,984	21,697

Income (loss) from discontinued operations	(598)	(406)

Net income (loss)	$19,386	$21,291

Diluted earnings (loss) per common share:
Earnings (loss) per share from continuing operations	$0.38	$0.41
Earnings (loss) per share from discontinued operations	(0.02)	(0.01)

Earnings (loss) per common share	$0.36	$0.40

Weighted average common shares outstanding	52,946	52,931

Gross Margin Data (Continuing Operations):
New retail vehicles	5.9%	5.9%
Fleet vehicles	2.6%	3.0%
Total new vehicles	5.8%	5.8%
Used vehicles	7.3%	7.2%
Wholesale vehicles	(0.2%)	(2.3%)
Parts, service and collision repair	47.7%	48.6%
Finance, insurance and other	100.0%	100.0%
Overall gross margin	15.4%	15.0%

SG&A Expenses (Continuing Operations):
Compensation	$157,154	$148,580
Advertising	14,119	13,431
Rent	18,535	19,022
Other	74,165	64,791

Total SG&A expenses	$263,973	$245,824
SG&A expenses as % of gross profit	80.2%	78.5%

Operating Margin %	2.4%	2.6%

Unit Data (Continuing Operations):
New retail units	30,029	30,590
Fleet units	1,102	1,493

Total new units	31,131	32,083
Used units	27,657	26,469
Wholesale units	7,380	8,393

Sonic Automotive, Inc.

Results of Operations (Unaudited)

Per Share Data

	First Quarter Ended March 31, 2014
		Income (Loss) From Continuing Operations		Income (Loss) From Discontinued Operations		Net income (Loss)
	Weighted Average Shares	Amount	Per Share Amount	Amount	Per Share Amount	Amount	Per Share Amount
	(In thousands, except per share amounts)
Reported:
Earnings (loss) and shares	52,418	$19,984		$(598)		$19,386
Effect of participating securities:
Non-vested restricted stock and stock units		(63)		—		(63)

Basic earnings (loss) and shares	52,418	$19,921	$0.38	$(598)	$(0.01)	$19,323	$0.37
Effect of dilutive securities:
Stock compensation plans	528

Diluted earnings (loss) and shares	52,946	$19,921	$0.38	$(598)	$(0.02)	$19,323	$0.36

	First Quarter Ended March 31, 2013
		Income (Loss) From Continuing Operations		Income (Loss) From Discontinued Operations		Net Income (Loss)
	Weighted Average Shares	Amount	Per Share Amount	Amount	Per Share Amount	Amount	Per Share Amount
	(In thousands, except per share amounts)
Reported:
Earnings (loss) and shares	52,586	$21,697		$(406)		$21,291
Effect of participating securities:
Non-vested restricted stock and stock units		(170)		—		(170)

Basic earnings (loss) and shares	52,586	$21,527	$0.41	$(406)	$(0.01)	$21,121	$0.40
Effect of dilutive securities:
Stock compensation plans	345

Diluted earnings (loss) and shares	52,931	$21,527	$0.41	$(406)	$(0.01)	$21,121	$0.40

Sonic Automotive, Inc.

Results of Operations (Unaudited)

New Vehicles

	First Quarter Ended March 31,		Better / (Worse)
	2014	2013	Change	% Change
	(In thousands, except units and per unit data)
Reported:
Revenue	$1,146,620	$1,143,056	$3,564	0.3%
Gross profit	$66,673	$66,470	$203	0.3%
Unit sales	31,131	32,083	(952)	(3.0%)
Revenue per unit	$36,832	$35,628	$1,204	3.4%
Gross profit per unit	$2,142	$2,072	$70	3.4%
Gross profit as a % of revenue	5.8%	5.8%	0	bps

	First Quarter Ended March 31,		Better / (Worse)
	2014	2013	Change	% Change
	(In thousands, except units and per unit data)
Same Store:
Revenue	$1,129,303	$1,143,056	$(13,753)	(1.2%)
Gross profit	$65,372	$66,341	$(969)	(1.5%)
Unit sales	30,818	32,083	(1,265)	(3.9%)
Revenue per unit	$36,644	$35,628	$1,016	2.9%
Gross profit per unit	$2,121	$2,068	$53	2.6%
Gross profit as a % of revenue	5.8%	5.8%	0	bps

Sonic Automotive, Inc.

Results of Operations (Unaudited)

Used Vehicles

	First Quarter Ended March 31,		Better / (Worse)
	2014	2013	Change	% Change
	(In thousands, except units and per unit data)
Reported:
Revenue	$559,816	$526,182	$33,634	6.4%
Gross profit	$40,693	$38,030	$2,663	7.0%
Unit sales	27,657	26,469	1,188	4.5%
Revenue per unit	$20,241	$19,879	$362	1.8%
Gross profit per unit	$1,471	$1,437	$34	2.4%
Gross profit as a % of revenue	7.3%	7.2%	10	bps

	First Quarter Ended March 31,		Better / (Worse)
	2014	2013	Change	% Change
	(In thousands, except units and per unit data)
Same Store:
Revenue	$546,937	$526,182	$20,755	3.9%
Gross profit	$39,870	$37,262	$2,608	7.0%
Unit sales	27,126	26,469	657	2.5%
Revenue per unit	$20,163	$19,879	$284	1.4%
Gross profit per unit	$1,470	$1,408	$62	4.4%
Gross profit as a % of revenue	7.3%	7.1%	20	bps

Sonic Automotive, Inc.

Results of Operations (Unaudited)

Wholesale Vehicles

	First Quarter Ended March 31,		Better / (Worse)
	2014	2013	Change	% Change
	(In thousands, except units and per unit data)
Reported:
Revenue	$41,598	$51,792	$(10,194)	(19.7%)
Gross profit (loss)	$(93)	$(1,203)	$1,110	92.3%
Unit sales	7,380	8,393	(1,013)	(12.1%)
Revenue per unit	$5,637	$6,171	$(534)	(8.7%)
Gross profit (loss) per unit	$(13)	$(143)	$130	90.9%
Gross profit (loss) as a % of revenue	(0.2%)	(2.3%)	210	bps

	First Quarter Ended March 31,		Better / (Worse)
	2014	2013	Change	% Change
	(In thousands, except units and per unit data)
Same Store:
Revenue	$40,627	$51,792	$(11,165)	(21.6%)
Gross profit (loss)	$28	$(1,203)	$1,231	102.3%
Unit sales	7,270	8,393	(1,123)	(13.4%)
Revenue per unit	$5,588	$6,171	$(583)	(9.4%)
Gross profit (loss) per unit	$4	$(143)	$147	102.8%
Gross profit (loss) as a % of revenue	0.1%	(2.3%)	240	bps

Sonic Automotive, Inc.

Results of Operations (Unaudited)

Parts, Service and Collision Repair (“Fixed Operations”)

	First Quarter Ended March 31,		Better / (Worse)
	2014	2013	Change	% Change
	(In thousands)
Reported:
Revenue
Customer pay	$141,121	$133,803	$7,318	5.5%
Warranty	46,591	44,813	1,778	4.0%
Wholesale parts	47,944	40,538	7,406	18.3%
Internal, sublet and other	83,115	77,488	5,627	7.3%

Total	$318,771	$296,642	$22,129	7.5%

Gross profit
Customer pay	$77,999	$74,116	$3,883	5.2%
Warranty	25,238	23,895	1,343	5.6%
Wholesale parts	8,161	7,619	542	7.1%
Internal, sublet and other	40,748	38,599	2,149	5.6%

Total	$152,146	$144,229	$7,917	5.5%

Gross profit as a % of revenue
Customer pay	55.3%	55.4%	(10)	bps
Warranty	54.2%	53.3%	90	bps
Wholesale parts	17.0%	18.8%	(180)	bps
Internal, sublet and other	49.0%	49.8%	(80)	bps

Total	47.7%	48.6%	(90)	bps

Sonic Automotive, Inc.

Results of Operations (Unaudited)

Parts, Service and Collision Repair (“Fixed Operations”)

	First Quarter Ended March 31,		Better / (Worse)
	2014	2013	Change	% Change
	(In thousands)
Same Store:
Revenue
Customer pay	$136,121	$133,803	$2,318	1.7%
Warranty	45,237	44,813	424	0.9%
Wholesale parts	46,607	40,538	6,069	15.0%
Internal, sublet and other	81,538	77,489	4,049	5.2%

Total	$309,503	$296,643	$12,860	4.3%

Gross profit
Customer pay	$75,365	$74,116	$1,249	1.7%
Warranty	24,523	24,195	328	1.4%
Wholesale parts	7,820	7,619	201	2.6%
Internal, sublet and other	39,724	38,423	1,301	3.4%

Total	$147,432	$144,353	$3,079	2.1%

Gross profit as a % of revenue
Customer pay	55.4%	55.4%	0	bps
Warranty	54.2%	54.0%	20	bps
Wholesale parts	16.8%	18.8%	(200)	bps
Internal, sublet and other	48.7%	49.6%	(90)	bps

Total	47.6%	48.7%	(110)	bps

Sonic Automotive, Inc.

Results of Operations (Unaudited)

Finance, Insurance and Other, Net (“F&I”)

	First Quarter Ended March 31,		Better / (Worse)
	2014	2013	Change	% Change
	(In thousands, except per unit data)
Reported:
Revenue	$69,581	$65,494	$4,087	6.2%
Gross profit per retail unit (excludes fleet)	$1,206	$1,148	$58	5.1%

	First Quarter Ended March 31,		Better / (Worse)
	2014	2013	Change	% Change
	(In thousands, except per unit data)
Same Store:
Revenue	$68,408	$65,507	$2,901	4.4%
Gross profit per retail unit (excludes fleet)	$1,203	$1,148	$55	4.8%

Sonic Automotive, Inc.

Results of Operations (Unaudited)

Selling, General and Administrative (“SG&A”) Expenses

	First Quarter Ended March 31,		Better / (Worse)
	2014	2013	Change	% Change
	(In thousands)
Compensation	$157,154	$148,580	$(8,574)	(5.8%)
Advertising	14,119	13,431	(688)	(5.1%)
Rent	18,535	19,022	487	2.6%
Other	74,165	64,791	(9,374)	(14.5%)

Total	$263,973	$245,824	$(18,149)	(7.4%)

SG&A expenses as a % of gross profit
Compensation	47.8%	47.5%	(30)	bps
Advertising	4.3%	4.3%	0	bps
Rent	5.6%	6.1%	50	bps
Other	22.5%	20.6%	(190)	bps

Total	80.2%	78.5%	(170)	bps